Exhibit 99.77(q)(1)

ITEM 77Q1– Exhibits

(e)(1)

Investment Management Agreement dated May 7, 2013 between ING Asia Pacific High Dividend Equity Income Fund and ING Investments, LLC –Filed herein.

(e)(2)

Sub-Advisory Agreement dated May 7, 2013 between ING Investments, LLC and ING Investment Management Advisors B.V. with respect to ING Asia Pacific High Dividend Equity Income Fund –Filed herein.

(e)(3)

Sub-Advisory Agreement dated May 6, 2013 between ING Investments, LLC and ING Investment Management Co. LLC with respect to ING Asia Pacific High Dividend Equity Income Fund –Filed herein.